                                                                   EXHIBIT 12.1

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                            (DOLLARS IN THOUSANDS)


                                                                                  Historical
                                                    ----------------------------------------------------------------------
                                                                                                       For the Six Months
                                                             For the Year Ended December 31,             Ended June 30,
                                                    ----------------------------------------------   ---------------------
                                                     1994      1995     1996      1997      1998      1998          1999
                                                    ------   -------   -------   -------   -------   -------       -------
Loss before income tax benefit, minority
      interest and extraordinary loss               (3,596)  (12,860)  (19,968)  (21,476)  (27,269)  (11,426)      (16,547)

Fixed Charges:

      Interest expense                               4,975    14,199    20,633    21,299    24,442    10,497        14,992

      Interest portion of rental expense               113       264       428       464       514       232           314

      Dividends on unconsolidated subsidiary            --        --       101       101        67        50            --
                                                    ------   -------   -------   -------   -------   -------       -------
Earnings                                             1,492     1,603     1,194       388    (2,246)     (647)       (1,241)
                                                    ======   =======   =======   =======   =======   =======       =======

Fixed charges:

      Interest expense                               4,975    14,199    20,633    21,299    24,442    10,497        14,992

      Interest portion of rental expense               113       264       428       464       514       232           314

      Dividends on unconsolidated subsidiary            --        --       101       101        67        50            --
                                                    ------   -------   -------   -------   -------   -------       -------
Total fixed charges                                  5,088    14,463    21,162    21,864    25,023    10,779        15,306
                                                    ------   -------   -------   -------   -------   -------       -------

Ratio of earnings to fixed charges                     n/a       n/a       n/a       n/a       n/a       n/a           n/a

Earnings inadequate to cover fixed charges:

            Total fixed charges                      5,088    14,463    21,162    21,864    25,023    10,779        15,306
            Earnings                                 1,492     1,603     1,194       388    (2,246)     (647)       (1,241)
                                                    ------   -------   -------   -------   -------   -------       -------
            Deficiency of earnings to fixed charges (3,596)  (12,860)  (19,968)  (21,476)  (27,269)  (11,426)      (16,547)
                                                    ======   =======   =======   =======   =======   =======       =======

                                                             Pro Forma
                                                     -------------------------
                                                      For the       For the
                                                    Year Ended  Six Months Ended
                                                    December 31,   June 30,
                                                        1998         1999
                                                      -------       -------

Loss before income tax benefit, minority
      interest and extraordinary loss                 (66,288)      (28,776)

Fixed Charges:

      Interest expense                                 51,743        25,947

      Interest portion of rental expense                1,085           542

      Dividends on unconsolidated subsidiary               --            --
                                                      -------       -------
Earnings                                              (13,460)       (2,287)
                                                      =======       =======

Fixed charges:

      Interest expense                                 51,743        25,947

      Interest portion of rental expense                1,085           542

      Dividends on unconsolidated subsidiary               --            --
                                                      -------       -------
Total fixed charges                                    52,828        26,489
                                                      -------       -------

Ratio of earnings to fixed charges                        n/a           n/a

Earnings inadequate to cover fixed charges:

            Total fixed charges                        52,828        26,489
            Earnings                                  (13,460)       (2,287)
                                                      -------       -------
            Deficiency of earnings to fixed charges   (66,288)      (28,776)
                                                      =======       =======